Exhibit 23.3

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Hudson Capital Inc. (“the Company”) of our report dated June 15, 2020 included in its Annual Report on Form 20-F (No. 001-38172) dated June 15, 2020 relating to the financial statements and financial statement schedules of the Company as of December 31, 2019, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for the year ended December 31, 2019, and the effects of the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Note 18 and 12 as to which the date is November 12, 2020, which report appears in the Proxy statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong, China

November 12, 2020